Exhibit 99.1

Globa Terra Acquisition Corporation Announces the Separate Trading of Its Class A Ordinary Shares, Warrants and Rights, Commencing on July 25, 2025

Miami, Florida, July 24, 2025 (ACCESS Newswire) – Globa Terra Acquisition Corporation (Nasdaq: GTERU) (the “Company”), a special purpose acquisition company, today announced that, commencing on July 25, 2025, holders of the units (the “Units”) sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), redeemable warrants (“Warrants”) and rights to receive one-tenth (1/10) of one Class A Ordinary Share (“Rights”) included in the Units.

The Class A Ordinary Shares, Warrants and Rights received from the separated Units will trade on the Nasdaq Global Market (“Nasdaq”) under the symbols “GTER”, “GTERW” and “GTERR,” respectively. Units that are not separated will continue to trade on Nasdaq under the symbol “GTERU.” No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Odyssey Transfer and Trust Company, the Company’s transfer agent, in order to separate the Units into Class A Ordinary Shares, Warrants and Rights.

The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry, sector or geographic region, the Company intends to focus its search on target businesses within the agribusiness and water sectors, primarily in food-tech, ag-tech, bio-tech, controlled environment agriculture and open field crops in the case of agribusiness, and in water utility, water treatment, pipelines, desalination and other water solutions within the water sectors.

The Units were initially offered by the Company in an underwritten offering. D. Boral Capital LLC acted as sole book-running manager for the offering. Copies of the prospectus relating to the offering may be obtained free of charge by visiting EDGAR on the website of the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov or from D Boral Capital LLC, Attention: 590 Madison Avenue 39th Floor, New York, NY 10022, or by email at dbccapitalmarkets@dboralcapital.com.

The registration statement relating to the securities of the Company was declared effective by the SEC on July 7, 2025. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Company’s initial public offering filed with the SEC, which could cause actual results to differ from forward-looking statements. Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law. No assurance can be given that the Company will ultimately complete a business combination transaction.

Contact

Globa Terra Acquisition Corporation
Agustin Tristan Aldave
Chief Executive Officer
Phone: + 52 (556) 698 9326
Email: agustin.tristan@globaterra.com

Edward Preble
Head of Investor Relations
Phone: +1 (904) 583 7145
Email: edward.preble@globaterra.com
Website: www.globaterra.com

SOURCE: Globa Terra Acquisition Corporation